EXHIBIT 21.1

REGIONAL MANAGEMENT CORP.

Schedule of Subsidiaries

Name of Subsidiary	State or Country of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
Regional Finance Corporation of Alabama	Alabama	100%
Regional Finance Corporation of Georgia	Georgia	100%
Regional Finance Corporation of North Carolina	North Carolina	100%
Regional Finance Corporation of South Carolina	South Carolina	100%
Regional Finance Corporation of Tennessee	Tennessee	100%
Regional Finance Corporation of Texas	Texas	100%
Regional Finance Company of Oklahoma, LLC	Delaware	100%
Regional Finance Company of New Mexico, LLC	Delaware	100%
Regional Finance Company of Missouri, LLC	Delaware	100%
Regional Finance Company of Louisiana, LLC	Delaware	100%
Regional Finance Company of Mississippi, LLC	Delaware	100%
RMC Financial Services of Florida, LLC	Delaware	100%
Regional Finance Company of Georgia, LLC	Delaware	100%
Regional Finance Company of Kentucky, LLC	Delaware	100%
Regional Finance Company of Virginia, LLC	Delaware	100%
Upstate Motor Company	South Carolina	100%
Credit Recovery Associates, Inc.	South Carolina	100%
RMC Reinsurance, LTD	Turks and Caicos Islands	100%
Regional Management Receivables, LLC	Delaware	100%